ANADIGICS ANNOUNCES FIRST QUARTER 2009 RESULTS

Quarterly Net Sales of $30.5 Million; Non-GAAP Net Loss was ($0.21)

WARREN, N.J., April 28, 2009—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported first quarter 2009 net sales of $30.5 million, a decrease of 33% sequentially and 59% from the first quarter of 2008.  As of April 4, 2009, cash, cash equivalents and short and long-term marketable securities totaled $132.5 million.

GAAP net loss for the first quarter of 2009 was $22.0 million, or ($0.36) per share. Non-GAAP net loss for the first quarter of 2009 was $12.8 million, or ($0.21) per share.  Non-GAAP financial measures exclude charges of $9.2 million, or ($0.15) per share, associated with stock-based compensation, inventory, impairment of auction rate securities and a reduction in workforce.  The details of the Non-GAAP adjustments are available in the accompanied financial schedules.

“Our results reflect typical wireless seasonality and the effects of the economic downturn on our cable and WiFi customers,” commented Mario Rivas, President and Chief Executive Officer.  “While I am not satisfied with our financial guidance for the second quarter, which continues to reflect the impact of the economic downturn on our customers, we are confident that we have the leading technologies to service our end markets and are focused on execution, both strategically and operationally.  I am encouraged by our high level of design win activity and, as a result, expect a return to revenue growth in the second half of 2009.”

Outlook for the Second Quarter 2009

Net sales for the second quarter of 2009 are expected to decline approximately 8% to 10% from the first quarter of 2009.   Net loss per share on a GAAP basis for the second quarter is expected to be approximately ($0.29).  Non-GAAP loss per share, excluding non-cash stock compensation expense, is expected to be approximately ($0.24).  The net loss and non-GAAP loss per share are based on an estimated diluted weighted average outstanding common share count of 62 million.

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, restructuring charges, impairment of auction rate securities and non-comparative charges in the first quarter of 2009 resulting from inventory reserves associated with reduced demand. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 800-642-1687 conference ID 94201908 (available until May 4, 2009).

Recent Highlights

March 23 - ANADIGICS Introduces Line of Hybrid RF Line Amplifiers for CATV
April 23 - ANADIGICS Powers Leading Global Broadband Embedded Device

 # # #

About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three months ended
	April 4, 2009	March 29, 2008
	(Unaudited)	(Unaudited)

Net sales	$30,495	$74,369
Cost of sales	29,245	47,764
Gross profit	1,250	26,605
Research and development expenses	11,625	14,331
Selling and administrative expenses	7,432	8,880
Restructuring charge	2,598	-
Operating (loss) income	(20,405)	3,394
Interest income	559	1,938
Interest expense	(591)	(591)
Other expense, net	(1,545)	(812)
Net (loss) income	$(21,982)	$3,929

Net (loss) earnings per share
Basic	$(0.36)	$0.07
Diluted	$(0.36)	$0.07

Basic shares outstanding	61,742	59,310
Basic & dilutive shares outstanding	61,742	60,430

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net (loss) income	$(21,982)	$3,929
Stock compensation expense in continuing operations
Cost of sales	725	726
Research and development	1,431	1,896
Selling and administrative	1,445	1,784
Cost of sales adjustment (1)	1,410	-
Auction rate securities impairment	1,565	823
Restructuring charge	2,598	-
Non-GAAP net (loss) income	$(12,808)	$9,158

Non-GAAP earnings (loss) per share *
Basic	$(0.21)	$0.15
Diluted	$(0.21)	$0.15

(*) Calculated using related GAAP shares outstanding

(1) Three months ended April 4, 2009 includes $1,410 inventory reserves charge for products with reduced demand.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	April 4, 2009	December 31, 2008
Assets	Unaudited

Current assets:
Cash and cash equivalents	$99,697	$123,552
Marketable securities	25,502	13,340
Accounts receivable	13,935	25,384
Inventory	28,660	33,578
Prepaid expenses and other current assets	4,118	3,121
Total current assets	171,912	198,975

Marketable securities	7,267	8,832
Plant and equipment, net	93,648	95,671
Other assets	290	299
	$273,117	$303,777

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$10,913	$18,267
Accrued liabilities	7,385	13,203
Accrued restructuring costs	2,392	1,165
Convertible notes	38,000	38,000
Total current liabilities	58,690	70,635

Other long-term liabilities	3,107	3,134

Stockholders’ equity	211,320	230,008
	$273,117	$303,777

* The condensed balance sheet at December 31, 2008 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.